UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 6, 2014

E-WASTE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-165863	26-4018362
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1350 E. Flamingo, #3101, Las Vegas, Nevada 89119 (Address of principal executive offices including zip code)

Registrant’s telephone number, including area code:  650-283-2907

______________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS OBLIGATIONS

Item 1.01 Entry into Material Definitive Agreement

On February 6, 2014 E-Waste Systems, Inc. (“EWSI”) or (“the Company”) entered into a final version of a Binding Letter of Intent (“BLOI”) on which negotiations had begun in November,  2013. Simultaneous to the signing of the BLOI, the Company issued a Press Release announcing the signing of this agreement as well.  The Press Release is attached hereto as Exhibit 99.1, and made a part hereof.

The agreement entered into between EWSI and Tanke is binding by nature and Tanke is to secure for EWSI a minimum commitment in the form of a Revenue Commitment of $30M dollars (the “Revenue Commitment”) to be delivered to EWSI within a period of 365 days from the signing of the BLOI.  The commitments will be bonafied contracts, supporting documentation and revenues for the Revenue Commitment, and TANKE will take full responsibility at its own cost to source, develop, negotiate, close and secure the Revenue Commitment.

The foregoing description of this agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement.

A copy of the Agreement is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 – Financial Statements and Exhibits

(d) EXHIBITS:
Exhibit No.	Description

99.1	Press Release – E-Waste Systems, Inc. Signs $30,000,000 Contract

99.2	Binding Letter of Intent between TANKE and EWSI

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E-Waste Systems, Inc.

/s/   Martin Nielson
By:  Martin Nielson
Its:  Chief Executive Officer

Date:   February 12, 2014